                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 19th day of May, 2003 by and among Onyx Software Corporation, a Washington corporation (the "Company"), and the Investors identified on the attached Exhibit A (each an "Investor" and collectively the "Investors").

                                    RECITALS

      A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

      B. The Investors wish to purchase from the Company, and the Company wishes to issue and sell to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of 388,888 shares (before giving effect to the Reverse Split (as defined below)) of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

      C. The Company is also entering into a Purchase Agreement, of even date herewith, for the purchase of an aggregate of (1) 4,153,900 shares of the Common Stock and (2) warrants to purchase an aggregate of 25,000 shares of Common Stock (in each case, before giving effect to the Reverse Split) to Special Situations Fund III, L.P. ("SSF") and the other SSF Investors (as defined below)(such agreement, the "SSF Purchase Agreement"), and the sale of shares to the Investors under this Agreement is conditioned upon the completion of the transactions contemplated by the SSF Purchase Agreement.

      D. Contemporaneous with the sale of the Common Stock, the parties hereto and the SSF Investors will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

            "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

            "Board of Directors" means the board of directors of Onyx Software Corporation, a Washington corporation.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company, and any securities into which the Common Stock may be reclassified.

            "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of business entity.

            "Purchase Price" means the average of the closing bid prices of the Common Stock on the Nasdaq National Market for each of the two trading days immediately preceding the Closing Date (as defined below).

            "Reverse Split" means an amendment and restatement of the Company's articles of incorporation for the purpose of effecting a one-for-four reverse split of the Common Stock and an increase in authorized capital to 100 million shares (post-Reverse Split), including 80 million shares of Common Stock and 20 million shares of preferred stock.

            "Shares" means the shares of Common Stock being purchased by the Investors hereunder.

            "SSF Investor" means any one of the following: Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. or Special Situations Technology Fund, L.P., and any of their respective transferees.

            "Transaction Documents" means this Agreement, the Warrants and the Registration Rights Agreement.

      2. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall issue and sell to the Investors, the Shares in the respective amounts set forth opposite the Investors' names on Exhibit A at the Purchase Price. The total purchase price payable by each Investor for the Shares that each Investor is hereby agreeing to purchase is set forth on Exhibit A. The aggregate purchase price payable by the Investors to the Company for all of the Shares purchased at the Closing shall be approximately $315,000.

      3. Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in this Agreement, the closing of the purchase and sale of the Shares and the Warrants hereunder (the "Closing") shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, 719 Second Ave., Suite 900, Seattle, Washington 98104, at 10:00 a.m. Pacific time on the earliest practicable date following the satisfaction of the conditions to closing set forth in Section 6, or at such other time and place as the Company and the Investors shall agree. At the Closing, the Company shall deliver to each Investor a single stock certificate representing the number of Shares purchased by such Investor, each to be registered in the name of such Investor, against payment of the applicable purchase price therefor by check or wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing, or by such other method as the Company shall determine in its sole discretion. The date on which the Closing takes place shall be referred to herein as the "Closing Date."

      4. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

            4.1 Purchase for Own Account. The Shares to be purchased by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the 1933 Act. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing its Shares. Such Investor further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person, with respect to any of the Shares.

            4.2 Economic Risk of Investment. Such Investor has substantial experience in evaluating private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Such Investor must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the 1933 Act, or an exemption from registration is available. Such Investor understands that the Company is under no obligation to register the Shares other than those obligations set forth in the Registration Rights Agreement. Such Investor also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow such Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Investor might propose.

            4.3 Access to Information. Such Investor is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Such Investor has had an opportunity to discuss the Company's business, management and financial affairs with its management (or, in the case of an Investor who is also a member of management of the Company, with other members of management), and an opportunity to review the Company's facilities and financial data. Such Investor has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description, and that no representation or warranty as to the Company's past, present or future business or operations was intended thereby.

            4.4 Restricted Securities. The Investor understands that the Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch that they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws, such Investor may not transfer the shares unless such transfer has been registered with the SEC and qualified by state authorities, or an exemption from such registration or qualification requirements is available.

            4.5 Legends. It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

                  (b) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities, (b) such transaction complies with Rule 144, (c) this corporation receives an opinion of legal counsel for the holder of these securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (d) this corporation otherwise satisfies itself that such transaction is exempt from registration.

                  (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

            4.6 Accredited Investor. The Investor represents that he or she is an "accredited investor" as to the Company, as defined in Rule 501(a) of Regulation D.

            4.7 1934 Act Filings. Such Investor agrees and acknowledges that it shall have sole responsibility for making any filings that may be required with the SEC pursuant to Sections 13 and 16 of the 1934 Act as a result of its acquisition of the Shares and any future retention or transfer thereof.

            4.8 Rule 144. Such Investor is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

            4.9 Further Limitations on Distribution. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares unless and until:

                  (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the 1933 Act.

            4.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

            4.11 Representation of Counsel. Such Investor has had an opportunity to review this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby with such Investor's own independent legal counsel. Such Investor is relying solely on such Investor's legal counsel and not on the Company or any of the Company's agents, including Orrick, Herrington & Sutcliffe LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement and the other Transaction Documents.

      5. Covenants. Each Investor and the Company hereby covenant as follows:

            5.1 Closing Conditions. Each Investor and the Company shall take all actions necessary and appropriate to cause the conditions set forth in Section 6 hereof to be satisfied prior to the Closing.

            5.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Investor and the Company shall use its respective reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and each Investor agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

            5.3 Certain Filings. The Company and each Investor shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      6. Conditions to Closing.

            6.1 Conditions to the Company's and Investors' Obligations. The obligation of the Company to issue and sell the Shares at Closing and the obligation of the Investors to purchase the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in a writing signed by the Company and the Investors agreeing hereunder to purchase a majority of the Shares (the "Required Investors"):

                  (a) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

                  (b) No U.S. federal or state governmental authority or agency or commission or U.S. federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order that is then in effect and has the effect of making illegal the issuance of the Shares to each Investor as contemplated hereby.

                  (c) The Company, and each of the SSF Investors purchasing shares of Common Stock pursuant to the SSF Purchase Agreement shall have executed and delivered the Registration Rights Agreement.

                  (d) The Closing of the sale of Securities to the SSF Investors under the SSF Purchase Agreement shall have occurred; provided, however, that this condition shall be deemed to be satisfied if the SSF Purchase Agreement shall have been executed by the parties thereto and the closing of the transactions contemplated by the SSF Purchase Agreement shall be scheduled to occur on the same date as the Closing Date of the transactions hereunder.

                  (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

            6.2 Additional Conditions to Obligations of the Company. The Company's obligation to sell and issue the Shares at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following additional conditions, any of which may be waived by the
Company:

                  (a) The representations and warranties made by the Investors in Section 4 hereof shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of such date.

                  (b) Each Investor shall have executed and delivered the Registration Rights Agreement.

                  (c) All Investors shall have executed the Lock-Up Agreement in the form attached hereto as Exhibit C.

            6.3 Termination of Obligations to Effect Closing; Effects.

                  (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                  (i) Upon the mutual written consent of the Company and the Required Investors;

                  (ii) By the Company if any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

                  (iii) By either the Company or the Required Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Required Investors; or

                  (iv) By either the Company or the Required Investors if the Closing has not occurred on or prior to August 31, 2003.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

            (b) In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

      7. Miscellaneous.

            7.1 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            7.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

            7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            7.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                           If to the Company:

                                    Onyx Software Corporation
                                    1100 112th Avenue NE
                                    Bellevue, Washington 98004-4504
                                    Attention:  Chief Legal Officer
                                    Fax:    (425) 732-2413

                           With a copy to:

                                    Orrick, Herrington & Sutcliffe LLP
                                    719 Second Avenue, Suite 900
                                    Seattle, Washington 98104
                                    Attention:  Alan C. Smith
                                    Fax:  (206) 839-4301

                           If to any Investor: to the address set forth on the signature pages hereto.

      7.5 Expenses. Irrespective of whether the Closing is effected, each party shall bear all costs and expenses that such party incurs in connection with the transactions contemplated by this Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

      7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

      7.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      7.8 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

      7.9 Governing Law; Venue. This Agreement shall be governed in all respects by the laws of the state of Washington without reference to its principles of conflicts of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement or the transactions contemplated hereby.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                ONYX SOFTWARE CORPORATION



                                            By: /s/ BRIAN C. HENRY
                                               _____________________________
                                            Name: Brian C. Henry

                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Investor:[Signatures of individual investors are included in originally executed agreement]



                                            ------------------------------------

                                            Print Name: ________________________

                                            Social Security Number: ____________

                                            Address: ___________________________

                                            ------------------------------------

                                            ------------------------------------

                                            Fax: _______________________________

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                                                 NUMBER OF SHARES TO BE            AGGREGATE
INVESTOR                                                               PURCHASED                 PURCHASE PRICE
--------                                                               ---------                 --------------
Teresa A. Dial                                                           61,728                      $50,000
Elmore Living Trust                                                      92,593                      $75,000
Brent R. Frei                                                            37,037                      $30,000
Glenda M. Frei and Ronald C. Frei JT TEN                                 30,864                      $25,000
Brian C. Henry                                                           61,728                      $50,000
Benjamin E. Kiker, Jr.                                                   30,864                      $25,000
Mark P. Mader                                                            30,864                      $25,000
Mary A Reeder                                                            12,346                      $10,000
Charles Schwab -- Custodian FBO Daniel R. Santell IRA                    30,864                      $25,000

TOTAL                                                                   388,888                      $315,000

                                    EXHIBIT B

                      FORM OF REGISTRATION RIGHTS AGREEMENT


 [Filed as Exhibit 10.3 to the registrant's current report on Form 8-K filed on
                                 May 19, 2003]

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

______________, 2003

Onyx Software Corporation
1100-112th Avenue NE, Suite 100
Bellevue, WA  98004-4504

Ladies and Gentlemen:

This Lock-Up Agreement (this "Agreement") is being delivered to you in connection with the Purchase Agreement of even date herewith (the "Purchase Agreement") by and among Onyx Software Corporation (the "Company") and the Investors named therein (each an "Investor"), with respect to the purchase of common stock of the Company ("Common Stock") and warrants to purchase Common Stock.

In order to induce the Company to enter into the Purchase Agreement, the undersigned Investor agrees that from the date hereof through and including [the 180th day after the date of this Agreement], the undersigned will not, directly or indirectly, without the prior written consent of the Company, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such security, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Agreement or (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Agreement. For purposes of this Agreement, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

Very truly yours,

INVESTOR:

-------------------------------------------
Print Name: